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                                                                  EXHIBIT 10(uu)

                              EMPLOYMENT AGREEMENT

                AGREEMENT dated as of the 16th day of May, 1995 by and between ISOMEDIX INC., a Delaware corporation (the "Company"), and JOHN MASEFIELD (the "Executive").

                              W I T N E S S E T H :

                WHEREAS, the Executive has served since September 1972 as President and Chief Executive Officer of the Company;

                WHEREAS, the Executive's knowledge and experience in the business and financial affairs of the Company as well as his expertise and judgment are a valuable asset to the Company;

                WHEREAS, the Company desires to continue to retain and secure for itself the experience, knowledge, advice and services of the Executive as an employee of the Company; and

                WHEREAS, this Agreement was duly authorized and approved for and on behalf of the Company by the Board of Directors of the Company at a meeting thereof held on May 16, 1995.

                NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                1. Employment, Term.

                1.1 The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                1.2 The term of the Executive's employment under this Agreement shall commence on June 1, 1996 and shall terminate on May 31, 2003, unless sooner terminated in accordance with this Agreement.

                2. Position, Duties. During the term of this Agreement the Executive shall serve in the position of Chairman of the Company. The Executive shall perform, faithfully and diligently, services of an executive,
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administrative and consultative nature for the Company, appropriate to said position, pertaining to (a) top-level business and financial affairs of the Company and (b) such additional consulting services as in the Executive's sole judgment are pertinent thereto. The Executive shall report directly to the Board of Directors of the Company.

                3. Compensation.

                3.1 During the term of this Agreement, the Company shall pay the Executive, and the Executive shall accept, a salary of $1,750,000 (the "Aggregate Salary") in equal annual installments of $250,000 payable in equal monthly installments on the first business day of each month.

                3.2 During the term of this Agreement, the Executive shall be entitled to such bonus payments for exceptional contributions to the Company as shall be determined by the Board of Directors of the Company.

                4. Fringe Benefits. During the term of this Agreement, the Employee will be eligible to participate in all employee benefit plans and programs offered by the Company from time to time to its employees of comparable seniority, including without limitation life, hospitalization, surgical, major medical and disability insurance plans and programs, stock option and stock purchase plans and bonus plans, subject to the provisions of such plans and programs as in effect from time to time.

                5. Reimbursement of Expenses; Office Space. During the term of of this Agreement, the Company shall, consistent with Company policy, reimburse the Executive and his assistant for all reasonable and necessary travel, entertainment or other related expenses incurred in carrying out duties and responsibilities hereunder, against an accounting thereof submitted by the Executive. The Executive and his assistant shall be furnished, at no cost to them, during the term of this Agreement, with office space at the Company's offices. If the Executive desires to substitute such office space with an office at his residence, the Company shall reimburse the Executive for expenses incurred in connection with such office at his residence.

                6. Use of Automobile. During the term of this Agreement, the Company shall reimburse the Executive for the operation and reasonable repair costs of the
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Executive's automobile and for gas and oil expenses, against an accounting thereof submitted by the Executive.

                7. Inability to Perform. It is expressly understood and agreed by the Executive and the Company that (a) the inability of the Executive to render services to the Company by reason of absences, illness, disability or incapacity, or for any other reasonable cause, or (b) the failure of the Executive to render any services to the Company which he may be asked to render, other than the services set forth in clause (a) of Section 2, shall not constitute a failure to perform his obligations hereunder and shall not be deemed a breach or default by him hereunder. Subject to the foregoing the Executive agrees to devote his best energy, ability and time as shall be reasonably requested by the Company, provided, however, that nothing herein shall be construed as requiring the Executive to spend more than an aggregate of fifteen (15) business days per calendar quarter in discharging his duties hereunder.

                8. Failure to Make Payments. If the Company shall fail to pay to the Executive or to his beneficiaries (as defined in Section 14), as the case may be, any compensation or termination benefit or any other amount payable to the Executive hereunder for a period of thirty (30) days after the same shall become due and payable, such amount shall bear interest at the rate of eighteen percent (18%) per annum or, if less, the highest legal rate per annum permitted under the laws of the State of New Jersey, from and after the date that such amount shall have become due and payable to and including the date that such amount shall have been paid in full.

                9. Termination of Employment.

                9.1 Death. In the event of the death of the Executive during the term of this Agreement, the Company shall pay to the Executive's beneficiaries (as defined in Section 14) the unpaid balance of the Aggregate Salary provided for in Section 3 in equal monthly installments over a period commencing on the date of the Executive's death and ending on the first to occur of (a) May 31, 2003 or (b) the third anniversary of the Executive's death. Rights and benefits of the Executive's beneficiaries or the estate or other legal representative of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive's beneficiaries or the
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estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement.

                9.2 Due Cause. The employment of the Executive hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive the portion of the Aggregate Salary provided for in Section 3 accrued to the date of such termination and not theretofore paid to the Executive. Rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (i) willful, gross neglect or willful, gross misconduct in the Executive's discharge of his duties and responsibilities under this Agreement, or (ii) the Executive's commission of (x) a felony or (y) any crime or offense involving moral turpitude; provided, however, that the Executive shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Executive's employment for Due Cause, which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Executive's employment, and the Executive shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. If the basis of such written notice is other than an act or acts described in clause (ii), the Executive shall be given seven (7) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Executive within such seven (7) days to cease or correct such performance (or nonperformance), the Executive's employment by the Company shall automatically be terminated hereunder for Due Cause. After the satisfaction of any claim of the Company against the Executive incidental to such Due Cause, neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 10, 11, 12, 13, 15, 19 and 20.

                9.3 Other Termination by the Company. The Company may terminate the Executive's employment at any time for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to
Section 9.1 or 9.2, the Company shall pay to the Executive, within thirty (30) days of the date of such
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termination, a lump sum amount in cash equal to the unpaid balance of the
Aggregate Salary provided for in Section 3. The Executive shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such lump sum payment. The Company shall continue to carry the group life, hospitalization, surgical and major medical insurance coverage for the Executive until the first to occur of (a) May 31, 2003 or (b) the third anniversary of the date of termination of the Executive's employment. Rights and benefits of the Executive under the other benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 10, 11, 12, 13, 15, 19 and 20.

                9.4 Constructive Termination Following a Change in Control. Anything herein to the contrary notwithstanding, if, following a Change in Control of the Company, the Company:

                        (A) demotes the Executive to a lesser position than provided in Section 2;

                        (B) causes a material change in the nature or scope of the authorities, powers, functions, duties, or responsibilities attached to the Executive's position as described in Section 2;

                        (C) decreases the Executive's salary below the level provided for in Section 3;

                        (D) fails to obtain the agreement of a successor company to assume the obligation of the Company under this Agreement as required by
Section 14;

then such action (or inaction) by the Company, unless consented to in writing by the Executive, shall constitute a termination of the Executive's employment by the Company pursuant to Section 9.3. Notwithstanding the preceding sentence, within thirty (30) days after learning of the action (or inaction) constituting the basis for a Constructive Termination of Employment, the Executive shall (unless he gives written consent thereto) advise the Company in writing that the action (or inaction) constitutes a termination of his employment pursuant to
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Section 9.3 in which event the Company shall have thirty (30) days in which to correct such action (or inaction) and if the Company does so correct such action (or inaction) the Executive shall not be entitled to terminate his employment under this Section as a result of such action (or inaction).

                9.5 Termination of Employment Following a Change in Control. The Executive may terminate his employment with the Company during the one (1) year period following a Change in Control of the Company, and such termination of employment shall be deemed to constitute a termination of the Executive's employment by the Company pursuant to Section 9.3. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

                        (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Executive or a group including the Executive), acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office; or

                        (B) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

                        (C) the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise, and such disposition shall not have been approved in advance by a majority of the Continuing Directors then in office.

                For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.
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                9.6 Limitation on Payments Following a Change in Control.
Notwithstanding the foregoing, if any payment to or for the benefit of the Executive under this Agreement either alone or together with other payments to or for the benefit of the Executive would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the payments under this Agreement shall be reduced to the largest amount that will eliminate both the imposition of the excise tax imposed by
Section 4999 of the Code and the disallowance of deductions to the Company under
Section 280G of the Code for any such payments. The amount and method of any reduction in the payments under this Agreement pursuant to this Section 9.6 shall be as reasonably determined by the Compensation Committee of the Board of Directors of the Company.

                10. Confidential Information.

                10.1 The Executive shall, during the Executive's employment with the Company and thereafter, treat all confidential material confidentially and, except in accordance with the terms of this Agreement and as required in the performance of his duties hereunder, shall not, without the prior written consent of a majority of the Board of Directors of the Company, disclose such material, directly or indirectly, to any party not at the time of such disclosure an employee or agent of the Company, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of the Company. The Executive agrees that all confidential material, together with all notes and records of the Executive relating thereto, and all copies or facsimiles thereof in the possession of the Executive (whether made by the foregoing or other means) are the exclusive property of the Company. The Executive shall not in any manner use any confidential material, or any other property of the Company, in any manner not specifically directed by the Company or in any way which is detrimental to the Company, as determined by a majority of the Board of Directors of the Company in its sole discretion.

                10.2 For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of the Company or the Company's customers and clients, including, without limitation, information concerning trade secrets
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and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company and/or any improvements therein, together with all sales and financial information concerning the Company and any and all information concerning projects in research and development or marketing plans for any such products or projects, and all information concerning the practices, customers and clients of the Company, and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to the Executive by the Company or any of its agents, customers or clients, as such, or otherwise acquired by the Executive in the course of the Executive's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to his employment with the Company or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with the Company or any of such agents, customers or clients.

                10.3 Promptly upon the request of the Company, the Executive shall deliver to the Company all confidential material in the possession of the Executive without retaining a copy thereof, unless, in the opinion of counsel for the Company, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

                10.4 In the event that the Executive is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material, the Executive shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Executive with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Executive is, in the opinion of counsel for the Company, compelled to disclose confidential
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material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

                11. Intellectual Property. Any and all inventions made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (a) during the period of this Agreement, or (b) within a period of one (1) year after the date of termination of employment hereunder, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company, shall be promptly and fully disclosed by the Executive to the Board of Directors of the Company and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Executive shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such inventions as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company.

                12. Interference with the Company. The Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character. The Executive agrees that, in consideration of his employment hereunder, the Executive will not (a) during the term of this Agreement and thereafter for a period of one year commencing on the date of termination of his employment with the Company (i) solicit or entice or endeavor to solicit or entice away from the Company any person who was an officer, employee or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Executive agrees not to employ, directly or indirectly, any person who was an officer or employee of
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the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company or (ii) solicit or entice or endeavor to solicit or entice away from the Company any past, present or prospective customer of the Company, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of the Company or the business reputation or good name of the Company, or be otherwise detrimental to the interests of the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company. For purposes hereof, "prospective customer" shall refer to a customer with whom the Company has had significant contact regarding the provision of products or services to such customer during the three (3) month period preceding the termination of the Executive's employment hereunder.

                13. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 10, 11 or 12 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                14. Successors and Assigns.

                14.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be
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binding upon, and inure to the benefit of, the Company, as so defined.

                14.2 Assignment by the Executive. The Executive may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

                15. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey applicable to contracts to be performed entirely within such State. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

                16. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto, except for the Employment Agreement dated as of February 1, 1988 between the Company and the Executive which continues in effect until June 1, 1996 and the Indemnification Agreement dated as of February 18, 1994 between the Company and the Executive which continues in effect during the period of any employment or
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other association of the Executive with the Company and thereafter in accordance with its terms.

                17. Amendment, Modification, Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                18. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in
Section 13, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award shall include an award of attorneys' fees and costs to the prevailing party.

                19. Advance of Defense Expenses. In the event of any action, proceeding or claim against the Executive arising out of his serving or having served in his capacity as an officer and/or director of the Company, which in the Executive's sole judgment requires him to retain counsel (such choice of counsel to be made in his sole and absolute discretion) or otherwise expend his personal funds for his defense in connection therewith, the Company shall be obligated to advance to the Executive (or pay directly to his counsel) counsel fees and other costs associated with the Executive's defense of such action, proceeding or claim; provided, however, that in such event the Executive shall first agree in writing, without posting bond or collateral, to repay all sums paid or advanced to him pursuant to this Section 20 in the event that the final disposition of such action, proceeding or claim is one for which the Executive would not be entitled to
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indemnification pursuant to the provisions of the laws of the State of Delaware or the Certificate of Incorporation or By-laws of the Company. The rights and obligations of the Executive and the Company as set forth in this Section 19 are in addition to their respective rights and obligations under the Indemnification Agreement referred to in Section 16.

                20. Notices. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

                If to the Company:

                         Isomedix Inc.
                         11 Apollo Drive
                         Whippany, New Jersey  07981

                If to the Executive:

                         John Masefield
                         76-B Roxiticus Road
                         Far Hills, New Jersey  07931

                21. Severability. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid,
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illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                22. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                23. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                24. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             ISOMEDIX INC.


                                             By   /s/ Thomas J. DeAngelo
                                               -------------------------------

                                                  /s/ John Masefield
                                               -------------------------------
                                                       John Masefield